Exhibit 24

                       Information Regarding Joint Filers

Designated Filer of Form 4:  Perceptive Advisors LLC

Date of Earliest Transaction Required to be Reported:  June 15, 2013

Issuer Name and Ticker Symbol: Aegerion Pharmaceuticals, Inc. [AEGR]

Names:     Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman

Address:   Perceptive Advisors LLC
           499 Park Avenue, 25th Floor
           New York, NY 10022

Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Perceptive Advisors LLC with respect to the beneficial ownership of securities of Aegerion Pharmaceuticals, Inc.


Perceptive Life Sciences Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


By:  /s/ Joseph Edelman
     -------------------------------------------------
     Joseph Edelman, managing member

JOSEPH EDELMAN

By:  /s/ Joseph Edelman
     --------------------------------------------------
     Joseph Edelman